UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2006

Odimo Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51161	223607813
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14051 N.W. 14th Street, Sunrise, Florida		33323
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-835-2233

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Contemporaneous with the closing of the sale by Odimo Incorporated (the "Company") of specified assets to ILS Holdings, LLC ("ILS") (as reported in Item 2.01 of this Form 8-K), the Company terminated its lease agreement for its corporate office space by delivering to its landlord $500,000 and releasing its rights to a security deposit of approximately $80,000. The Company intends to vacate its current space and lease substantially reduced and less expensive office space for its ongoing operations by December 31, 2006.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 1, 2006 the Company sold to ILS Holdings, LLC, certain specified assets, including all of its rights to the domain name www.worldofwatches.com and related trademarks, copyrights, product images and other intangibles and selected equipment in exchange for $410,000 pursuant to the terms of an Asset Purchase Agreement and related agreements entered contemporaneous therewith.

Copies of the Asset Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.06 Material Impairments.

In connection with the termination of its lease agreement (as reported in Item 1.02 of this Form 8-K), the Company will record an impairment charge of approximately $383,000 relating to leasehold improvements.

The Company’s remaining property and equipment, including computers, software and equipment with a net book value of approximately $5.5 million, may be subject to an impairment charge as a result of the sale of the assets (as reported in Item 2.01 of this Form 8-K) depending upon, among other things, the Company’s future business operations. The impairment charge, if any, is not presently ascertainable.

Item 8.01 Other Events.

Upon the closing of the sale of the specified assets to ILS (as reported in Item 2.01 of this Form 8-K), the Company intends to cease its online retailing operations. The Company is obligated through December 31, 2006 to place a link on the www.ashford.com website to online retailing websites owned and operated by Ice.com, Inc. (www.diamond.com and www.ice.com) and to redirect www.ashford.com online traffic to these websites. Under this arrangement, the Company will not be the seller of record of any products sold through www.ashford.com nor will it generate any revenue. This results from an agreement entered between the Company and Ice in September 2006 whereby Ice released in September 2006 $400,000 of the $500,000 being held in escrow as security for the Company's indemnification and other obligations under the related agreements concerning the sale of the Company's online jewelry and diamond business to Ice in May 2006. The Company intends to explore opportunities to place other third party links on its www.ashford.com website to websites owned and operated by third parties in exchange for fees based on sales commissions.

Except for the Company's limited operations of offering third parties the right to have links placed on www.ashford.com for the purpose of redirecting www.ashford.com online traffic, the Company is a shell company and is considering all available alternatives, including the acquisition of a new business and/or the redeployment of its remaining business assets.

Item 9.01 Financial Statements and Exhibits.

Financial statements, if required by Item 9.01, shall be filed by amendment not later than 71 calendar days after the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odimo Incorporated

December 1, 2006	By:	Jeffrey Kornblum

Name: Jeffrey Kornblum
Title: President

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Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement dated as of December 1, 2006 by and between Odimo Incorprated, Worldofwatches.com, Inc. and ILS Holdings, LLC